UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 4, 2018

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

4925 Indiana Avenue
Lisle, IL	60532
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (630) 577-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below  if the Form  8-K filing is intended to simultaneously  satisfy the filing obligation  of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 2, 2018, the Board of Directors of CTS Corporation increased the size of its board from seven to eight members, and elected Alfonso G. Zulueta to fill the resulting vacancy.
Mr. Zulueta is President of Lilly International and Senior Vice President of Eli Lilly and Company. As a member of Lilly's Executive Committee, he is responsible for commercial operations for the company's human pharmaceutical products in all markets outside of the U.S., Canada, China, and Japan. Over his 30-year career with Lilly, Mr. Zulueta held key senior positions including president of global oncology and critical care products, president of Asia and president of the Emerging Markets business unit, and has contributed to both product and operational growth of the company internationally.
As a non-employee director, Mr. Zulueta will receive compensation in the same manner as the Company's other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 5, 2017.
The Company will enter into an Indemnification Agreement with Mr. Zulueta, the form of which was previously disclosed in Exhibit 10.1 on our Form 8-K filed with the Securities and Exchange Commission on February 18, 2015.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit    Description
99.1     Press Release dated April 3, 2018
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on  its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2018		CTS CORPORATION

	By:	/s/ William Cahill
William Cahill
Chief Accounting Officer